Exhibit 10.22b
RABBI TRUST FOR THE
EXECUTIVE SUPPLEMENTAL RETIREMENT
PLAN AGREEMENT AND THE ENDORSEMENT
METHOD SPLIT DOLLAR PLAN AGREEMENT
The Benefit Marketing Group, Inc.
1100 Circle 75 Parkway, Suite 320
Atlanta, Georgia 30339
Telephone:    (770) 952-1529
Facsimile:      (770) 952-8029

RABBI TRUST FOR THE
EXECUTIVE SUPPLEMENTAL RETIREMENT
PLAN AGREEMENT AND THE ENDORSEMENT
METHOD SPLIT DOLLAR PLAN AGREEMENT
     This Trust Agreement effective as of 17th day of March, 2000 by and between Centra Bank, Inc. having its principal place of business in West Virginia or any successor corporation (hereinafter referred to as the, “Bank”), and Eastern Bank & Trust Company, a banking corporation with its principal place of business in Quincy, Massachusetts, (hereinafter referred to as the, “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Bank has adopted the Executive Supplemental Retirement Plan Agreement and the Endorsement Method Split Dollar Plan Agreement (hereinafter referred to as the, “Benefit Plans”), such Benefit Plans have been made effective as of the 29th day of March, 2000 and constitute non-qualified retirement benefit plans, copies of which are attached hereto as Exhibits “A” and “B”.
     WHEREAS, the Bank has incurred or expects to incur liability under the terms of the Benefit Plans with respect to the individuals participating in such Benefit Plans;
     WHEREAS, the Bank wishes to establish a trust (hereinafter referred to as the, “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of bank’s creditors in the event of the Bank’s Insolvency, as herein defined, until paid to the Benefit Plans participants and their beneficiaries in such manner and at such times as specified in the Benefit Plans;
     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Benefit Plans as an unfunded plan, maintained primarily for the purpose of providing retirement benefits for a select group of management or highly compensated employees, for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA);
     WHEREAS, it is the intention of the Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Benefit Plans (hereinafter referred to as the, “Contributions”);
     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
SECTION I
ESTABLISHMENT OF TRUST
(a)	This trust is hereby established as the Rabbi Trust for the Executive Supplemental Retirement Plan Agreement and the Endorsement Method Split Dollar Plan Agreement.

(b)	Bank hereby deposits with Trustee in trust, assets which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(c)	The Trust hereby established shall be irrevocable, but may be amended as provided under (and only as provided under) Section XII.

(d)	The Trust is intended to be a grantor trust, of which the Bank is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(e)	The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Bank and shall be used exclusively for the uses and purposes of the Benefit Plans participants and general creditors as herein set forth. The Benefit Plans participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Benefit Plans and this Trust Agreement shall be mere unsecured contractual rights of the Benefit Plans participants and their beneficiaries against the Bank.

Any assets held by the Trust will be subject to the claims of the Bank’s general creditors under federal and state law in the event of Insolvency, as defined in Section III (a) herein.

(f)	The Trustee shall be accountable for all property and Contributions received, but the Trustee shall have no duty to see that the Contributions received are sufficient to provide for the retirement, disability, or death benefits, nor shall the Trustee be obligated to enforce or collect any Contribution from the Bank. Notwithstanding the foregoing, in the event of a Change in Control, the Trustee shall have the right to monitor, enforce and/or collect any Contributions due and owing from the Bank or to give notice of any default in making Contributions to any person.
SECTION II
PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES
(a)	The Bank shall deliver to the Trustee a schedule (hereinafter referred to as the, “Payment Schedule”) that indicates the amounts payable in respect to each Benefit Plans participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (a provided for or available under the Benefit Plans), and the time of commencement for payment of such amounts. The Bank shall be deemed to be in default if it fails to fulfill its payment obligations required under the Benefit Plans Supplemental Retirement Plan Agreement and Endorsement Method Split Dollar Plan Agreement dated March 17, 2000 and shall fail to cure any such failure within thirty (30) days after receiving written notice of such failure from any affected Benefit Plans participant or beneficiary. Upon the Trustee’s receipt of a written certification of such default from the affected Benefit Plans participant or beneficiary, the Trustee shall make payments in accordance with such Payment Schedule. Unless such certification shall have been provided by the Bank, the Trustee shall provide to Bank a copy of such certification and notice of its commencement of such payments. The Trustee shall then continue to make such payments until such time, if any, as it may receive written instructions to the contrary signed by both the Bank and the affected participant or beneficiary.

(b)	The Trustee shall, in accordance with the written instructions of the Bank, or in the event of a Change in Control of the Bank, the written instructions of the Benefits Determiner (as defined in Article XIII), withhold and report any federal, state or local taxes that may be required to be withheld and reported with respect to the payment of benefits pursuant to the terms of the Benefit Plans and shall pay amounts withheld to the appropriate taxing authorities. In addition, the Trustee shall be authorized to pay any federal, state or local taxes to any government body that presents a tax deficiency notice to the Trustee with respect to income or assets of the Trust. The Bank shall deliver to the Trustee each year a schedule which specifies the amount of taxes to be withheld, if any, with respect to benefit payments to be made hereunder. The Trustee shall be entitled to rely conclusively on the written instructions of the Bank, or in the event of a Change of Control, the Benefits Determiner, as to all tax reporting and withholding requirements.

(c)	The entitlement of a Benefit Plans participant or his or her beneficiaries to benefits under the Benefit Plans shall be determined by the Bank or such party (other than the Trustee) as it shall designate under the Benefit Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Benefit Plans.

(d)	The Bank may make payment of benefits directly to Benefit Plans participants or their beneficiaries if they become so payable under the Benefit Plans to such participants or beneficiaries. The Bank shall notify the Trustee of its decision to make payment of benefits directly, prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Benefit Plans, the Bank shall make the balance of each such payment as it falls due. Trustee shall notify the Bank if and when such principal and earnings are not sufficient to discharge obligations currently due under the Payment Schedule and shall have no further obligation hereunder to anyone interested in the Trust.

(e)	In the event of a Change in Control, the Trustee shall rely on the written direction of the Benefits Determiner who shall confirm the accuracy of the Payment Schedule or who shall deliver to the Trustee a new Payment Schedule upon which the Trustee may rely.
SECTION III
TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
TRUST BENEFICIARY WHEN BANK IS INSOLVENT
(a)	The Trustee shall cease payment of benefits to Benefit Plans participants and their beneficiaries if the Bank is Insolvent. Bank shall be considered “Insolvent” for purposes of this trust Agreement if (i) Bank states to it in writing that it is unable to pay its debts as they become due, or (ii) Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, as provided in Section I (e) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Bank under federal and state law as set forth below.
(1)	The Board of Directors and the Chief Executive Officer of the Bank shall have the duty to inform the Trustee in writing of the Bank’s Insolvency. If a person claiming to be a creditor of Bank alleges in writing to Trustee that the Bank has become Insolvent, the Trustee shall determine whether the Bank is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Benefit Plans participants or their beneficiaries.

(2)	Unless trustee has actual knowledge of the Bank’s Insolvency, or has received notice from the Bank or a person claiming to be a creditor alleging that the Bank is Insolvent, the Trustee shall have no duty to inquire whether the Bank is Insolvent. The Trustee may in all events rely on such evidence concerning the Bank’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Bank’s solvency. The Trustee shall have no liability for any payments to the Benefit Plans participants or their beneficiaries after the occurrence of an Insolvency but prior to its actual knowledge thereof.

(3)	If at any time the Trustee has determined that the Bank is Insolvent, the Trustee shall discontinue payments to the Benefit Plans participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Bank’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Benefit Plans participants or their beneficiaries to pursue their rights as general creditors of the Bank with respect to benefits due under the Benefit Plans or otherwise.

(4)	The Trustee shall resume the payment of benefits to the Benefit Plans participants or their beneficiaries in accordance with Section II of this Agreement only after the Trustee has determined that the Bank is not (or is no longer) Insolvent.
(c)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section III (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Benefit Plans participants or their beneficiaries under the terms of the Benefit Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Benefit Plans participants or their beneficiaries by the Bank in lieu of the payments provided for hereunder during any such period of discontinuance.
SECTION IV
PAYMENTS TO BANK
     Except as provided in Sections III or XII hereof, the Bank shall have no right or power to direct the Trustee to return to the Bank or to divert to others any of the Trust assets before all payment of benefits have been made to the Benefit Plans participants and their beneficiaries pursuant to the terms of the Benefit Plans.
SECTION V
TRUSTEE’S POWERS
(a)	All rights associated with assets of the Trust shall be exercised by the Bank or the Trustee, as hereinafter set forth, and shall in no event be exercisable by or rest with the Benefit Plans participants. The Bank shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Bank in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(b)	Subject to the foregoing, the Trustee shall have the following powers and authority in the administration of the assets of the Trust, in addition to those vested in it elsewhere in this Trust Agreement or by law:
(i)	Subject to investment direction issued by the the Bank, to invest and reinvest the assets of the Trust, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of the Trust assets, including federal, state and municipal tax-free obligations and other tax-free investment vehicles, insurance policies and annuity contracts, and any common trust fund, group trust, pooled fund, or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes in which the Trust is eligible to invest and the provisions governing such fund shall be part of the Trust Agreement as though fully restated herein;

(ii)	To purchase, and maintain as owner, a life insurance policy or policies with respect to participants; provided; however; that the Trustee shall not be required to purchase or take any action under a life insurance policy or policies with respect to participants unless directed to do so by the Bank, which shall designate the face amount of said policy or policies, the terms of the policy or policies and the insurance company.

(iii)	To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held except that the Trustee shall have no right or obligation to take any action with respect to any insurance contract or policy unless so directed by the Bank, or in the event of a Change in Control, by the Benefits Determiner;

(iv)	At the direction of the Bank, to settle, compromise or submit to arbitration, any claims, debts or damages, due to or owning to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings provided, however, the Trustee shall not be expected or required to undertake any of the foregoing unless there are sufficient assets in the Trust with which to do so, or the Trustee has received assurances by a party to this Trust, satisfactory to the Trustee, of the payment or reimbursement of the expenses connected therewith;

(v)	To exercise any conversion privilege (other than conversion privileges with respect to any insurance policy, which shall be exercised only upon direction of the Bank, or in the event of a

Change in Control, by the Benefits Determiner) and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, bank or association or to the sale, mortgage, pledge or lease of the property of any corporation, bank or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, making of agreement or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

(vi)	To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

(vii)	To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

(viii)	To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

(ix)	To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to combine certificates representing such securities with certificates of the same issue held by the Trustee in other fiduciary or representative capacities, or to deposit securities in any qualified central depository where such securities may be held in bulk in the name of the nominee of such depository with securities deposited by other depositors, or deposit securities issued by the United States Government, or any agency or instrumentality’s thereof, with a Federal Reserve Bank;

(x)	To make, execute and deliver, as trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

(xi)	To have any and all other powers or authority, under the laws of the state in which the Trustee’s principal executive offices are located, relevant to performance in the capacity as Trustee; and

(xii)	To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; provided, however, the Trustee shall not be expected or required to undertake any of the foregoing unless there are sufficient assets in the Trust with which to do so, or the Trustee has received assurances by a party to this Trust, satisfactory to the Trustee, of the payment or reimbursement of the expenses connected therewith.
SECTION VI
DISPOSITION OF INCOME
     During the term of this Trust, all income received by the Trust, net of distributions, expenses and taxes, shall be accumulated and reinvested.
SECTION VII
ACCOUNTING BY TRUSTEE
     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Bank and the Trustee. Within ninety (90) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of each year or as of the date of such removal or resignation, as the case may be.
SECTION VIII
RESPONSIBILITY OF TRUSTEE
(a)	The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Bank which is contemplated by, and in conformity with, the terms of the Benefit Plans or this Trust and is given in writing by the Bank. In the event of a dispute between the Bank and a party, the Trustee may apply at the expense of the Trust to a court of competent jurisdiction (located in West Virginia, if possible) to resolve the dispute.

(b)	If the Trustee undertakes or defends any litigation arising in connection with this Trust, except where it is finally determined by a court of competent jurisdiction that the Trustee breached its duties under this Agreement, the Bank agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Bank does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)	The Trustee may consult with legal counsel (who may also be counsel for the Bank generally) with respect to any of its duties or obligations hereunder and charge their fees to the Trust if they are not paid in a timely manner by the Bank.

(d)	The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of the duties or obligations hereunder.

(e)	The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is acquired or held at the direction of Bank as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy other than to a successor trustee, or to loan any person (including the Bank) the proceeds of any borrowing against such policy.

(f)	Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(g)	The Trustee shall be entitled to conclusively rely upon written notice, direction, instruction, certificate or other communication believed by it to be genuine and to be signed by the proper person or persons.

(h)	Nothing contained in this Trust Agreement shall require the Trustee to risk or expend its own funds in the performance of its duties hereunder. In the acceptance and performance of its duties hereunder, the Trustee acts solely as trustee of the Trust and not in its individual capacity, and all persons, other than Bank, having any claim against the Trustee related to this Trust Agreement or the actions or agreements of the Trustee contemplated hereby shall look solely to the Trustee for the payment or satisfaction thereof, except to the extent that the Trustee has engaged in willful misconduct or gross negligence, or the Trustee has willfully breached its obligation under this Trust Agreement.

(i)	The Trustee shall not be responsible for determining whether a Change in Control (as hereinafter defined) has occurred. Bank will notify the Trustee of the occurrence of a Change in Control, and the Trustee shall be entitled to rely conclusively upon such notification for all purposes of a Change in Control hereunder without any liability or further duty with respect thereto.

(j)	Any amendment or amendments that are or may be made to the Benefit Plans shall not increase the Trustee’s duties hereunder without the express written consent of the Trustee.
SECTION IX
COMPENSATION AND EXPENSES OF TRUSTEE
     The Bank shall pay all administrative and the Trustee’s fees and expenses. If not paid by the Bank, the fees and expenses shall be paid from the Trust.
SECTION X
RESIGNATION AND REMOVAL OF TRUSTEE
(a)	The Trustee may resign at any time by written notice to the Bank, which shall be effective thirty (30) days after receipt of such notice unless the Bank and the Trustee agree otherwise, whether or not a successor has been appointed and qualifies. The Trustee shall pay or deliver property to the successor trustee or the Bank (in further trust, pending the appointment of a successor) as the case may be, at the end of such period.

(b)	The Trustee may be removed by the Bank on sixty (60) days notice to the Trustee or upon shorter notice accepted by the Trustee.

A successor trustee may be removed by the Bank on ninety (90) days notice to such successor trustee or upon shorter notice accepted by the successor trustee.

(c)(1)	If, at the time of a Change in Control (as defined herein), the then acting trustee is an individual or entity, not independent of the Bank, the Board of Directors of the Bank, as in existence immediately prior to the Change in Control, shall designate an independent third party with corporate trustee powers to act as successor trustee and upon such appointment, the trustee acting prior to such Change in Control shall resign. The successor trustee appointed by the Board of Directors may not be removed by the Bank for two (2) years following the date of such Change in Control.

(2)	If, at the time of a Change in Control (as defined herein), the Trustee is, other than serving as trustee hereunder, an independent party with respect to the Bank, the Trustee may not be removed by the Bank for the two (2) years following the date of such a Change in Control. Such Trustee also may not be removed by the Bank in anticipation of a Change in Control.

(d)	If the Trustee resigns at any time following a Change in Control, or if the Trustee is removed by the Bank at any time following the expiration of the two (2) year period (as described in Subpart (c) above) following a Change in Control, the President of the Bank, as in existence immediately prior to a Change in Control, or in the event such person is deceased, the Benefits Determiner, shall select a successor trustee in accordance with the provisions of XI (a) hereof and such selection shall be made on or before the effective date of the Trustee’s resignation or removal. In all other instances of resignation or removal, the Bank shall select a successor trustee in accordance with the provisions of XI (a) hereof, with such selection being made on or before the effective date of the Trustee’s resignation or removal.

(e)	Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be promptly transferred to the successor trustee, in accordance with sub-section (a) hereof.

(f)	If the Trustee resigns or is removed under paragraph (a), (b), or (d) of this Section X, a successor shall be appointed in accordance with Section XI hereof, with such selection being made on or before the effective date of resignation or removal. If no such appointment has been made, the Bank or the Trustee (as applicable) may apply to a court of competent jurisdiction for appointment of a successor or for instructions. Should the Trustee be required to apply to a court of competent jurisdiction for such purpose, all expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
SECTION XI
APPOINTMENT OF SUCCESSOR
(a)	If the Trustee resigns or is removed pursuant to the provisions of Section X hereof, the Bank may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, to serve as successor trustee hereunder. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

(b)	The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections VII and VIII hereof. The successor trustee shall not be responsible for and the Bank shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee from any other past event, or any condition existing at the time it becomes successor trustee.

SECTION XII
AMENDMENT OR TERMINATION
(a)	This Trust Agreement may be amended by a written instrument executed by the Trustee and the Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Benefit Plans or shall make the Trust revocable.

(b)	The Trust shall not terminate until the Benefit Plans participants and their beneficiaries are no longer entitled to any benefits pursuant to the terms of the Benefit Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Bank. Notwithstanding the foregoing, if at any time prior to the termination of the Trust pursuant to the provisions set forth herein, the Trust has distributed its entire corpus, the trust shall terminate unless within sixty (60) days of notification to the Bank by the Trustee that all assets of the Trust have been distributed, the Bank makes additional contributions to the Trust for purposes of paying the benefits set forth herein.

(c)	Upon written approval of the Benefit Plans participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Benefit Plans, the Bank may terminate this Trust prior to the time all benefit payments under the Benefit Plans have been made. All assets in the Trust at termination shall, after payment of all amounts due to the Trustee and all fees, taxes, expenses chargeable to the Trust, be returned to the Bank.

(d)	Section(s) I (one), II (two), VI (six), X (ten) and XII (twelve) of this trust Agreement may not be amended by the Bank (i) in anticipation of or (ii) for two (2) years following a Change of Control, as defined herein.

SECTION XIII
MISCELLANEOUS
(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)	Benefits payable to the Benefit Plans participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)	This Trust Agreement shall be governed by and constructed in accordance with the laws of the Commonwealth of Massachusetts. Nothing in this Trust Agreement shall be construed to subject the Trust to the Employee Retirement Security Act of 1974, as amended.

(d)	For purposes of this Trust, Change in Control shall mean and include the following with respect to (i) the Bank or any successor thereto:
(1)	a change in control of a nature that would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (hereinafter the “Exchange Act”); or

(2)	a change in control of the Bank within the meaning of 12 C.F.R. §225.41 of Regulation Y of the Federal Reserve Board; or

(3)	at such time as:
(i)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty Five Percent (25%) or more of the combined voting power of the Bank’s outstanding securities ordinarily having the right to vote at the elections of directors, except for any stock purchased by the Bank’s Employee Stock Ownership Plan and/or the trust under such plan; or

(ii)	individuals who constitute the Board of Directors of the Bank on the date hereof (hereinafter the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank’s nominating committee which is comprised solely of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

(iii)	merger, consolidation, or sale of all or substantially all the assets of the Bank occurs; or

(iv)	a proxy statement is issued soliciting proxies from the stockholders of the Bank by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank’s securities are exchanged for or converted into cash or property or not issued by the Bank.
(e)	The Bank shall be required to notify the Trustee of a Change in Control or imminent Change in Control (for these purposes, a Change in Control shall be imminent if it shall occur within sixty (60) days from the date of said notice). The Trustee shall not be charged with actual knowledge of a Change in Control until it has received notice, in writing, of such Change in Control or imminent Change in Control.

(f)	Every direction or notice authorized hereunder shall be deemed delivered to the Bank or the Trustee as the case may be:
(i)	on the date it is personally delivered to the Bank or the Trustee at its respective principal executive offices, or

(ii)	three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to the Bank, the Trustee or the benefits determiner at such principal executive offices.
(g)	The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Bank with respect to any instruction, direction or approval of the Bank required or permitted hereunder, and protected also in relying upon the certification until a subsequent certification is filed with the Trustee.

The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the trust and accuracy contained therein.

(h)	The Bank has appointed Benmark, Inc. as the “Benefits Determiner” to determine the manner and amount of payments to be made to the participant and/or the beneficiary under the Agreement. The Bank may remove the Benefits Determiner at any time by giving at least thirty (30) days prior written notice to the Benefits Determiner. In the event that the Benefits Determiner fails to act or resigns, a successor benefits determiner shall be:
(i)	selected by the Bank, if no Change in Control has occurred at the Bank, or,

(ii)	selected jointly by the participant (or beneficiary, if the participant is deceased) and the Trustee, if a Change in Control has occurred at the Bank.
(i)	Communications under this Agreement shall be in writing and shall be sent to the following addresses:

Trustee:	Tom Nussbaum

Eastern Bank & Trust Company

730 Hancock Street

Quincy, Massachusetts 02170

Bank:	Centra Bank, Inc.

990 Elmer Prince Blvd.

Morgantown, West Virginia 26505

Benefits Determiner:	Benmark, Inc.

1100 Circle 75 Parkway

Suite 300

Atlanta, GA 30339
(j)	This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.
SECTION XIV
EFFECTIVE DATE
     The effective date of this Trust Agreement shall be the 17th day of March, 2000.
     IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

ATTEST:	CENTRA BANK, INC.

By:

(Title)

ATTEST:	TRUSTEE

By:
(Trustee)

22